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                                                                   EXHIBIT 10.52


                                  PULITZER INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT

         AGREEMENT made as of the 29th day of October, 2003 by and between PULITZER INC., a Delaware corporation (the "Company"), and MARK G. CONTRERAS ("Executive").

         1. The Company hereby transfers to Executive, and Executive hereby accepts, 3,946 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), subject to the provisions of this Agreement and of the Pulitzer Inc. 2003 Incentive Plan (the "Plan"). The purchase price per share is $.01.

         2. The Shares will be subject to transfer restrictions and the Company's repurchase right described below during the period (the "Restricted Period") beginning on the date hereof and ending September 5, 2005.

         3. During the Restricted Period, Executive may not sell, assign or otherwise transfer or dispose of the Shares and any attempted sale, assignment or other transfer or disposition of the Shares will be void. If Executive's employment with the Company terminates during the Restricted Period, the Company shall have the right to repurchase all of the Shares from Executive or his legal representative for a price per share of $.01. The Company's repurchase right may be exercised at any time within six months from the date the Executive's employment terminates.

         4. Executive shall be entitled to receive any cash dividends that are declared and payable with respect to the Shares during the Restricted Period, subject to applicable income and employment tax withholding requirements.

         5. The stock certificate(s) issued with respect to the Shares shall contain a legend indicating that the Shares are subject to the transfer restrictions and Company repurchase right contained herein and in the Plan. The legend will be removed if and when the Restricted Period ends and the Shares are no longer subject to such transfer restrictions and repurchase right.

         6. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal executive offices and any notice to be given to Executive shall be addressed to Executive at Executive's residence as it may appear on the employment records of the Company, or at such other address as either party may hereafter designate in writing to the other.

         7. Nothing contained in this Agreement or in the Plan shall confer upon Executive the right to continue his employment with the Company or restrict the right of the Company to terminate Executive's employment at any time for any reason (or no reason)

         8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company. This
Agreement may not be assigned by Executive.

         9. The Company may satisfy its withholding obligations in connection with the issuance of the Shares to Executive in such manner as it deems appropriate, including, without



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limitation, by applying the amount of its withholding obligation as an offset against salary, bonus or other compensation that otherwise may be or become payable by the Company to Executive, or by withholding a number of Shares equal in value to the amount of the minimum withholding obligation. Executive will reimburse the Company or make arrangements satisfactory to the Company for the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to Executive to the extent not otherwise satisfied by action of the Company pursuant to the preceding sentence.

         10. The Shares are being issued to Executive and this Agreement is being entered into by the Company in reliance upon the following representations and warranties of Executive, Executive acknowledges, represents and warrants that: (a) Executive has been advised that he may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act") and in this connection the Company is relying in part on his representations set forth in this Section; (b) if Executive is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to register the Shares (or to file a "re-offer prospectus"); (c) if Executive is deemed an affiliate within the meaning of Rule 144 of the Act, Executive understands that the exemption from registration under Rule 144 will not be available unless (1) a public trading market then exists for the Common Stock, (2) adequate information concerning the Company is then available to the public, and (3) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions,

         11. The delivery of any certificate representing the Shares may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such securities shall constitute a violation by Executive or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.



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         12. Promptly after the date of this Agreement, the Company shall issue one or more stock certificate(s) representing the Shares unless it elects to recognize such issuance through book entry or another similar method. The stock certificate(s) shall be registered in Executive's name and shall bear any legend required under the Plan, this Agreement or applicable law. Such stock certificate(s) shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company's request, Executive shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Shares. The Company is hereby appointed the attorney-in-fact, with full power of substitution, of Executive for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                    PULITZER INC.


                                    By: /s/ ROBERT C. WOODWORTH
                                       -----------------------------------------
                                    Name: Robert C. Woodworth
                                    Title: President & Chief Executive Officer


                                    /s/ MARK G. CONTRERAS
                                    --------------------------------------------
                                    Mark G. Contreras